EXHIBIT 99.19

Green Innovations Retires Debt with No Dilution and Issues Stock Dividend to All Common Stock Shareholders

MIAMI, Feb. 19, 2013 -- Green Innovations Ltd. (OTCQB: GNIN) (OTCBB: GNIN) ("Green Innovations" or the "Company") is pleased to announce that it has successfully repaid four (4) Convertible Promissory Notes (the "Notes") issued to Kachess Financial Corporation ("Kachess") for a total amount of$51,967 ($49,300 plus accrued interest of $2,667). The Kachess Notes had originally been issued by Green Hygienics, Inc. ("Green Hygienics"), now a wholly-owned subsidiary of the Company, prior to its acquisition by Green Innovations in September 2012.

"These convertible note financings were an important source of early stage private funding for Green Hygienics," stated Mr. Bruce Harmon, Chief Executive Officer of Green Innovations. "Now we are extremely happy to have retired the debt in full and ahead of schedule with cash only and without any dilution from the potential 5.2 million shares previously associated with the Notes."

In addition, the Company is pleased to announce that it has initiated, subject to FINRA approval, an issuance of a 24% dividend to all common stock shareholders (the "Stock Dividend"). The Stock Dividend will consist of 24 new common shares of the Company for every 100 common shares held by shareholders as of February 19, 2013, the record date. Stock Dividend shares issued to shareholders owning 10% or more of the issued and outstanding common shares of the Company, as well as Company management, will be subject to all resale, hold, and control restrictions of Rule 144. The payment details for the Stock Dividend are subject to change as per FINRA review and approval.

"Green Hygienics' expanding product lineup has been very well received by retailers, distributors, and consumers and we continue to display better than originally expected growth potential," continued Harmon. "With this in mind, we are confident that a stock dividend is an ideal way to unlock the full benefit of repaying the convertible notes without dilution and to reward our shareholders for their continued support."

Additional information regarding payment specifics of the Stock Dividend will be made in a subsequent press release by the Company.

About Green Innovations Ltd.

Green Innovations Ltd., through its wholly-owned subsidiary Green Hygienics, Inc., is the exclusive licensed North American distributor of American Hygienics Corporation's 100% tree-free bamboo-based product line, including personal care and paper-based goods. The Company provides consumers the opportunity to enjoy high-quality and performance eco-friendly goods from dedicated experts that have been producing bamboo products for over a decade, along with the cost-benefit of local raw material manufacturing, and the satisfaction of knowing that by using these products they are doing their part to reduce their carbon footprint and to continue the movement towards a more healthy and sustainable planet.

For further information regarding Green Innovations Ltd., contact:

Green Innovations Investor Relations
(866) 947-5567 (Toll-free)
E-mail: investor@greeninnovationsltd.com
Website: www.greeninnovationsltd.com

Disclaimer

This press release contains "forward-looking statements". Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the Stock Dividend. The reader can identify these forward-looking statements by forward-looking words such as "may," "will," "expect," "potential," "anticipate," "forecast," "believe," "estimate," "project," "plan," "continue" or similar words. The reader should read statements that contain these words carefully because they discuss future expectations, contain projections of future results of operations or of financial condition, or state other forward-looking information. Forward-looking statements include, but are not limited to, statements regarding potential products, customers, revenues, expansion efforts, and future plans and objectives of Green Innovations Ltd. ("Green Innovations"). The risk factors listed in our disclosure documents and the cautionary language on this website provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations and projections described by Green Innovations in its forward-looking statements. Actual results relating to, among other things, product launch, sales, customer acceptance and market share could differ materially from those currently anticipated in such statements. Factors affecting forward-looking statements include: consumer preferences, competition from more established brands, ability to develop market share; changes in the operating costs; changes in economic conditions, foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities that Green Innovations develops or produces; changes in the investments levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Green Innovations operates; technological, mechanical and operational difficulties encountered in connection with Green Innovations' development activities; and labor relation matters and costs. The reader should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Green Innovations from time to time with the Securities and Exchange Commission and other regulatory authorities. There can be no assurance that the Company's ability to generate purchase orders and sales referred to in this press release is indicative of future performance or that purchase orders will result in payments received by the Company.